Exhibit 99.1

                 Mpower Holding Announces Preliminary Selected
                          Second Quarter 2004 Results

                    Schedules Quarter Ending Conference Call

ROCHESTER, NY -- JULY 7, 2004 -- Mpower Holding Corporation (AMEX: MPE), the parent company of Mpower Communications Corp., a leading provider of broadband Internet access and telephone services to business customers, today announced preliminary selected results of its operations for the second quarter of 2004 and scheduled its quarter ending conference call.

Mpower ended the second quarter of 2004 with approximately 261,400 total lines in service, up from 259,250 lines in service at the end of the first quarter of 2004, and the highest number of lines in service since May of 2003.

Also of significance, during the second quarter Mpower increased the number of quota-carrying salespeople in its organization by more than 10% to 128 sales reps throughout its various sales groups.

"Our reorganized sales motion to drive organic growth is taking hold and we are starting to see the impact in the increased number of lines in service," commented Mpower Communications Chairman and Chief Executive Officer Rolla P. Huff. "As our expanded sales force continues to realize productivity improvements, we expect to see even higher installed line rates and top line revenue growth."

While growing lines in service, Mpower continued to maintain business customer line retention rates in excess of 98%. The company's average monthly business line churn in the second quarter of 2004 was 1.6 % per month, consistent with the first quarter of 2004 and an improvement over the 2.4% per month in the second quarter of 2003.

The company ended the second quarter with approximately $32.2 million in unrestricted cash, a $2.9 million increase from the end of the first quarter of 2004. This increase was generated from operating results and various changes in balance sheet accounts.

In addition, Mpower today announced that it has begun contacting UNE-P providers within its footprint, offering those companies the ability to move their customers and lines to Mpower's facilities-based network. Mpower's network is built out to 210 wire centers in California, 66 wire centers in Chicago and 18 wire centers in Las Vegas.

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"We believe the recent Court of Appeals decision on the Triennial Review Order will inevitably lead to the FCC phasing-out UNE-P," noted Huff. "CLECs are being strongly encouraged to build deep networks to compete with the local monopolies. We have done just that, and can offer UNE-P providers access to a robust facilities-based network."

Conference Call to Discuss Second Quarter 2004 Results

Mpower will host a conference call to discuss its complete second quarter 2004 financial and operating results.

Date:             Thursday, July 29, 2004
Time:             10:00 a.m. (Eastern time)
Dial-in Number:   1-866-769-3706
Replay Number:    1-877-519-4471, PIN #4951925
                  From Thursday, July 29, 2004 at 1:00 p.m. Eastern through
                  Thursday, August 5, 2004 at 5:00 p.m. Eastern

About Mpower Holding Corporation

Mpower Holding Corporation (AMEX: MPE) is the parent company of Mpower Communications, a leading facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. Further information about the company can be found at www.mpowercom.com.

Forward-Looking Statements

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, certain statements contained in this press release regarding our and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, sales growth, changes in federal or state telecommunications regulations, market acceptance of our product and service offerings, the liquidity of our common stock, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, the effect of regulatory decisions on our access charges and operating costs, changes in technology, price competition and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

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Mpower Communications Investor Contact:         Investor Relations Contact:
Gregg Clevenger, Chief Financial Officer        Lester Rosenkrantz, Cameron Associates
Telephone: 585-218-6547                         Telephone: 212-554-5486
Email: invest@mpowercom.com                     Email: Lester@cameronassoc.com

Mpower Communications Media Contact:
Michele Sadwick, Vice President
Telephone: 585-218-6542
Email: msadwick@mpowercom.com
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